UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 28, 2025

ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California	94065-1175
(Address of Principal Executive Offices)	(Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 28, 2025, Electronic Arts Inc. (“Electronic Arts” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Oak-Eagle AcquireCo, Inc., a Delaware corporation (“Parent”), and Oak-Eagle MergerCo, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”) pursuant to which the Company is to be acquired by an investor consortium comprised of The Public Investment Fund (“PIF”), private investment funds affiliated with Silver Lake Group, L.L.C. (“Silver Lake”) and private investment funds affiliated with Affinity Partners (“Affinity,” and, together with PIF and Silver Lake, the “Consortium”).

Merger

On the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Merger Consideration

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of the Company, par value $0.01 per share (the “Company Common Stock”) (other than (i) shares of Company Common Stock that, immediately prior to the Effective Time, are owned by the Company and not held on behalf of third parties, (ii) shares of Company Common Stock that are owned by Parent or Merger Sub, in each case immediately prior to the Effective Time and (iii) shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have properly demanded appraisal of such shares of Company Common Stock pursuant to Section 262 of the General Corporation Law of the State of Delaware) will be converted into the right to receive $210 per share in cash, without interest (the “Merger Consideration”).

The Merger Agreement provides that, at the Effective Time, (i) each outstanding vested stock option will be converted into the right to receive, for each share of Company Common Stock subject to such option, the excess, if any, of the Merger Consideration over the per share exercise price; (ii) each outstanding compensatory restricted stock unit (“RSU”) that is vested or held by a non-employee director of the Company shall be converted into the right to receive, for each share of Company Common Stock subject to such RSU, the Merger Consideration, and (iii) each outstanding unvested stock option and each outstanding unvested RSU will be converted into a corresponding restricted cash award based on the Merger Consideration, subject to the same terms and conditions as applied to such awards immediately prior to the Effective Time (other than the performance conditions), with any performance goals with an incomplete performance period or for which performance has not been certified as of immediately prior to the Effective Time deemed to be earned at the greater of target and the actual performance measured through the latest practicable date prior to the Effective Time.

Board Recommendation

The board of directors of the Company (the “Board”) has, by unanimous vote of the directors voting, approved the Merger Agreement and the transactions contemplated thereby and, subject to certain exceptions set forth in the Merger Agreement, resolved to recommend that the Company’s stockholders approve the adoption of the Merger Agreement.  The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a stockholder meeting that will be held on a date, and at a time and place, to be announced.

Delisting

If the Merger is consummated, the Company Common Stock will be delisted from the NASDAQ Stock Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Conditions to the Merger

The completion of the Merger is subject to the satisfaction or waiver of certain customary conditions, including (a) the adoption of the Merger Agreement by holders of a majority of the aggregate voting power of the outstanding shares of Company Common Stock entitled to vote thereon, (b) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain other specified regulatory approvals, including other applicable U.S. and foreign antitrust approvals, approval by the Committee on Foreign Investment in the United States (CFIUS), and approval under foreign investment reviews, and (c) the absence of any law or order by specified governmental authorities enjoining or otherwise prohibiting consummation of the Merger.  The obligation of each party to consummate the Merger is also conditioned upon the accuracy of the other party’s representations and warranties (subject, in certain cases, to certain materiality exceptions) and the compliance in all material respects by the other party of its obligations under the Merger Agreement.  The consummation of the Merger is not subject to any financing condition.

Termination Fees

The Merger Agreement contains certain termination fees payable by Parent or the Company in certain circumstances.

The Company will be required to pay a termination fee to Parent equal to $1 billion if:

•	the Merger Agreement is terminated by Parent as a result of a change of recommendation by the Board,

•
the Merger Agreement is terminated by the Company in order to enter into a Superior Proposal (provided that the termination fee payable by the Company will be reduced to $540 million if the Superior Proposal is made within the 45-day period following the date of the Merger Agreement and the termination occurs within the 75-day period following the date of the Merger Agreement), or

•
the Merger Agreement is terminated by either party as a result of the Company’s stockholders failure to approve the Merger, and prior to the Company’s stockholder meeting, an acquisition proposal was made publicly or announced and the Company enters into an agreement for, or consummates, an alternative acquisition transaction within 12 months of such termination.

Parent will be required to pay a termination fee to the Company equal to $1 billion if:

•
the Merger Agreement is terminated by either party (1) as a result of reaching the outside date (which is September 28, 2026, but is subject to extension in certain circumstances), and, at the time of such termination, the closing conditions relating to the receipt of required regulatory approvals have not been satisfied and the other closing conditions are satisfied or capable of being satisfied or (2) as a result of an illegality relating to a regulatory law prohibiting the closing from occurring, or

•	the Merger Agreement is terminated by the Company as a result of Parent’s willful and material breach or its failure to close when required to close.

Financing

Parent has obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement. PIF, certain private investment funds affiliated with Silver Lake and certain private investment funds affiliated with Affinity have severally committed to capitalize Parent at the closing of the Merger with equity financing for the transaction, subject to the conditions set forth in certain equity commitment letters.

In addition, PIF, private investment funds affiliated with Silver Lake and private investment funds affiliated with Affinity have guaranteed their respective portion of certain payments, including payment of the termination fee payable by Parent under certain circumstances pursuant to the Merger Agreement, as well as certain indemnification and reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and the limited guarantees provided.

Pursuant to a debt commitment letter, certain financing sources have committed to Parent to provide it with $20 billion of debt financing to fund in part, the transactions contemplated by the Merger Agreement. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to the satisfaction (or waiver) of certain closing conditions described in the debt commitment letter.

Pursuant to the Merger Agreement, the Company is required to use reasonable best efforts to provide Parent with customary cooperation in connection with the debt financing.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the closing of the Merger.  The parties have agreed to use reasonable best efforts to take all actions necessary, proper or advisable under applicable laws to consummate the Merger, including cooperating to obtain the regulatory approvals necessary to complete the Merger.

The Company will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, engage in discussions with third parties regarding alternative acquisition proposals and change its recommendation that stockholders vote in favor of the Merger. In the event the Company receives an unsolicited acquisition proposal from a third party that the Board determines in good faith constitutes or is reasonably likely to result in a Superior Proposal, the Company may engage in discussions with a third party that has made such a proposal.

Voting, Support and Rollover Agreement; Voting and Support Agreements

Concurrently with the execution of the Merger Agreement, PIF entered into a voting, support and rollover agreement with the Company and Parent, dated as of the date of the Merger Agreement (the “Support and Rollover Agreement”), pursuant to which, among other things, PIF has agreed (a) to support and vote for the transactions contemplated by the Merger Agreement and (b) to contribute the shares of Company Common Stock owned by PIF to Parent, in exchange for equity of a newly formed holding entity of Parent.  The Support and Rollover Agreement terminates upon the earlier to occur of (i) the Effective Time and (ii) the valid termination of the Merger Agreement in accordance with its terms.

In addition, certain directors and officers of the Company (the “Supporting Stockholders”) entered voting and support agreements, dated as of the date of the Merger Agreement (the “Voting Agreements”), pursuant to which, among other things, each such Supporting Stockholder has agreed to support and vote for the transactions contemplated by the Merger Agreement. The Voting Agreements terminate upon the earlier to occur of (i) the Effective Time, (ii) the valid termination of the Merger Agreement in accordance with its terms and (iii) a change of recommendation by the Board.

The foregoing description of the Merger Agreement, the Support and Rollover Agreement and the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, the Support and Rollover Agreement and the Voting Agreements, copies of which are filed as Exhibits 2.1, 10.1 and 10.2 hereto respectively and are incorporated herein by reference. The Merger Agreement, the Support and Rollover Agreement, the Voting Agreements and the above descriptions have been included to provide investors with information regarding their terms.  They are not intended to provide any other factual information about the Company, Parent, Merger Sub, PIF, the Supporting Stockholders or their respective affiliates.  The representations, warranties and covenants contained in the Merger Agreement, the Support and Rollover Agreement and the Voting Agreements were made only for the purposes of the applicable agreement, as of the specific dates therein, were solely for the benefit of the parties to such agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to such agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations and warranties may change after the date of such agreements, which subsequent information may or may not be reflected in the Company’s public disclosures.  The Merger Agreement, the Support and Rollover Agreement and the Voting Agreements should not be read alone, but should instead be read in conjunction with the other information regarding the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Item 7.01	Regulation FD Disclosure.

On September 29, 2025, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Some statements set forth in this communication contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters may identify forward-looking statements.  These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the transaction. These forward-looking statements are based on various assumptions, whether or not identified in this communication, are not guarantees of future performance and reflect management’s current expectations.  Our actual performance could differ materially from those discussed in the forward-looking statements.  Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of the Company’s business resulting from the transaction, including disruption of management time from ongoing business operations due to the proposed transaction; risks relating to certain restrictions during the pendency of the proposed transaction that may impact the ability of the Company to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company Common Stock, including if the proposed transaction is not consummated; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and the risks and uncertainties that will be described in the proxy statement available from sources indicated below. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is described in Part I, Item 1A of Electronic Arts’ latest Annual Report on Form 10-K under the heading “Risk Factors”, as well as in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents we have filed with the SEC.  These filings are available on the investor relations section of the Company’s website at https://ir.ea.com or on the SEC’s website at https://www.sec.gov.  The forward-looking statements made in this communication are current only as of the date hereof.  Electronic Arts assumes no obligation to revise or update any forward-looking statement, except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction between the Consortium and the Company, the Company will file with the SEC a preliminary Proxy Statement of the Company (the “Proxy Statement”). The Company plans to mail to its stockholders a definitive Proxy Statement in connection with the proposed transaction. THE COMPANY URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE CONSORTIUM, THE PROPOSED TRANSACTION AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at https://www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by the Company with the SEC by accessing the investor relations section of the Company’s website at https://ir.ea.com or by contacting the Company’s investor relations department at ir@ea.com or calling (650) 628-0406.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger.

Information regarding the directors and executive officers of the Company is set forth (i) in the Company’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, including under the headings “Proposal 1: Election of Directors,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” “Security Ownership of Certain Beneficial Owners and Management” and “Related Persons Transactions,” which was filed with the SEC on June 24, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000712515/000130817925000556/ea014143-def14a.htm, and (ii) to the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Company’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=712515&owner=only.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents through the website maintained by the SEC at https://www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, by and among Electronic Arts Inc., Oak-Eagle AcquireCo, Inc. and Oak-Eagle MergerCo, Inc., dated as of September 28, 2025. †
10.1	Voting, Support and Rollover Agreement, by and among Electronic Arts Inc., Oak-Eagle AcquireCo, Inc. and the Public Investment Fund, dated as of September 28, 2025.
10.2	Form of Voting and Support Agreement, by and between Electronic Arts Inc. and certain stockholders of Electronic Arts Inc., dated as of September 28, 2025.
99.1	Press Release, dated September 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2025	ELECTRONIC ARTS, INC.

	By:	/s/ Jacob J. Schatz
		Name:	Jacob J. Schatz
		Title:	Executive Vice President, Global Affairs and
Chief Legal Officer